UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2009

FOAMEX INTERNATIONAL INC.

(Exact name of registrant as specified in charter)

Delaware	0-22624	05-0473908
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

Rose Tree Corporate Center II
1400 N. Providence Road, Suite 2000
Media, Pennsylvania 19063-2076
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(610) 744-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Debtor-in-Possession Credit Agreement

On June 5, 2009, Foamex L.P., MP Foam DIP LLC and Bank of America, N.A. entered into Amendment No. 2 (the “DIP Amendment”) to the Debtor-in-Possession Credit Agreement (the “Credit Amendment”). The DIP Amendment modifies the termination date of the Credit Agreement to June 12, 2009 in exchange for an extension fee from Foamex L.P. of $25,000 and provides for an additional extension to June 19, 2009 if required; provided, that an additional extension fee of $25,000 is paid by Foamex L.P. prior to June 12, 2009.

The foregoing description of the DIP Amendment does not purport to be complete and is qualified in its entirety by reference to the DIP Amendment, a copy of which is filed as Exhibit 10.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2 to Debtor-in-Possession Credit Agreement, dated as of June 5, 2009, by and among Foamex L.P., MP Foam DIP LLC and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2009	FOAMEX INTERNATIONAL INC.

By:	/s/ John G. Johnson, Jr.
Name:	John G. Johnson, Jr.
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit

Number	Description

10.1	Amendment No. 2 to Debtor-in-Possession Credit Agreement, dated as of June 5, 2009, by and among Foamex L.P., MP Foam DIP LLC and Bank of America, N.A.